Joint Filer Information

Names: Infinity Capital Partners, L.P., Infinity Capital, LLC, Infinity Management, LLC

Address:                   767 Third Avenue, 16th Floor
                           New York, NY 10017

Designated Filer:          Michael Feinsod

Issuer and Ticker Symbol:  DCAP Group, Inc. (DCAP)

Date of Earliest
Transaction
To Be Reported:            May 17, 2007

The undersigned, Infinity Capital Partners, L.P., Infinity Capital, LLC, and Infinity Management, LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Michael Feinsod with respect to the beneficial ownership of securities of DCAP Group, Inc.


Signatures:

INFINITY CAPITAL PARTNERS, L.P.

By: Infinity Capital, LLC, its General Partner


By: /s/ Michael Feinsod
    ----------------------
    Name:  Michael Feinsod
    Title: Managing Member


INFINITY CAPITAL, LLC


By: /s/ Michael Feinsod
    ----------------------
    Name:  Michael Feinsod
    Title: Managing Member


INFINITY MANAGEMENT, LLC


By: /s/ Michael Feinsod
    ----------------------
    Name:  Michael Feinsod
    Title: Managing Member